UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 12, 2012, Orlando Lake Forest Joint Venture (a Florida joint venture (“OLFJV”) fifty percent (50%) of which is owned by NTS Mortgage Income Fund (the “Fund”)) received notice that the Circuit Court of the 18th Judicial Circuit in and for Seminole County, Florida (the “Court”) in the lawsuit styled “Lake Forest Master Community Association, Inc., Plaintiff, v. Orlando Lake Forest Joint Venture, a Florida joint venture, Defendant,” entered an order of Final Summary Judgment dated March 8, 2012 granting the  Plaintiff’s Motion for Final Summary Judgment.

On March 14, 2012, OLFJV filed a Notice of Appeal with the Court appealing the lower Court’s ruling to the Fifth District Court of Appeal (the “Appeal”). It is not possible to predict the outcome of the Appeal at this time, but if determined adversely against the Fund’s interests, it could have a material, negative impact on the Fund’s net assets in liquidation and on any potential liquidating distributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	March 15, 2012

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